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                                                                   EXHIBIT 10.2


                    FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


                  Agreement, made as of the 12th day of August 1997, by and between The DII Group, Inc., a Delaware corporation (the "Company"), and Steven
C. Schlepp (the "Executive").

                                    RECITALS

         A. The Company and the Executive are parties to an Employment Agreement, dated as of January 1, 1997 (the "Employment Agreement); and

         B. The Company desires to continue to employ the Executive pursuant to the Employment Agreement and the Executive is willing to accept such employment on the terms and conditions set forth in the Employment Agreement, in each case as amended hereby. THE PARTIES AGREE as follows:

         1. The Employment Agreement is hereby amended by inserting the following Section 3.3.:

         "3.3. Forgiveness of Indebtedness. The Company agrees to forgive the outstanding indebtedness of Executive to the Company in the principal amount of $134,496, together with interest accrued and accruing thereon (collectively, the "Aggregate Indebtedness"), subject to the following terms. On the first anniversary of the date of the Employment Agreement, 25% of the Aggregate Indebtedness then outstanding shall be forgiven; on the second anniversary of the date of the Employment Agreement, 33-1/3% of the Aggregate Indebtedness then outstanding shall be forgiven; on the third anniversary of the date of the Employment Agreement, 50% of the Aggregate Indebtedness then outstanding shall be forgiven; and any remaining Aggregate Indebtedness shall be forgiven on the fourth anniversary of the date of the Employment Agreement. In addition, the Company shall make certain payments on




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an After-Tax Basis to Executive on each of the first, second, third and fourth anniversary dates equal to Executive's actual federal, state and local tax liability resulting from the forgiveness of the Aggregate Indebtedness on any such date. Further, in the event that Executive's employment is terminated as a result of death, disability, or for any reason other than Executive's voluntary resignation or termination pursuant to Section 7(c), the amount of the Aggregate Indebtedness then outstanding shall be forgiven in full and the Company shall make additional payments on an After-Tax Basis to Executive equal to Executive's actual federal, state and local tax liability resulting from the forgiveness of the Aggregate Indebtedness. Further, if at any time during the term of employment there is a Change in Control, the amount of the Aggregate Indebtedness then outstanding shall be forgiven in full effective immediately upon the Change in Control and the Company shall immediately make additional payments on an After-Tax Basis to Executive equal to Executive's actual federal, state and local tax liability resulting from the forgiveness of the Aggregate Indebtedness. For purposes of this Section 3.3 After-Tax Basis shall mean with respect to any payment to be received or deemed to be received by Executive, the amount of such payment (the "Base Payment") supplemented by a further payment (the "Additional Payment") to Executive so that the sum of the Base Payment plus the Additional Payment shall, after deducting all taxes imposed on such Executive as a result of the receipt or accrual of the Base Payment and such Additional Payment, be equal to the Base Payment. If at any time during the term of employment, Executive voluntarily resigns or is terminated pursuant to Section 7(c), Executive shall forfeit any benefits not yet then realized under this Section 3.3. For example, if Executive voluntarily resigns in December 1998, Executive shall not realize any of the forgiveness which would have occurred on January 1, 1999."


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         2. Except as amended hereby, the Employment Agreement shall continue in full force and effect in accordance with its terms.



         3. This First Amendment may be executed in one or more separate counterparts, all of which taken together shall constitute one and the same First Amendment Agreement.

        IN WITNESS WHEREOF, the parties have executed this First Amendment as of the day and year first above written.

                                       THE DII GROUP, INC.


                                       By:
                                          ------------------------------------
                                       Title:
                                             ---------------------------------


                                       ------------------------------
                                       Steven C. Schlepp



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